Exhibit 99.1

BrainStorm Cell Therapeutics Reaches Alignment with FDA on CMC Aspects of Phase 3b NurOwn® Clinical Trial

NEW YORK, June 26, 2024 /PRNewswire/ -- BrainStorm Cell Therapeutics Inc. (NASDAQ: BCLI), a leading developer of adult stem cell therapeutics for neurodegenerative diseases, today announced it has reached alignment with the U.S. Food and Drug Administration (FDA) on the Chemistry, Manufacturing, and Controls (CMC) aspects of Brainstorm's Phase 3b clinical trial for NurOwn®, its investigational therapy for amyotrophic lateral sclerosis (ALS).

This Type C meeting builds upon the positive momentum established in April 2024, when the FDA granted BrainStorm a Special Protocol Assessment (SPA) agreement for its NurOwn Phase 3b trial. The SPA agreement provided clarity on the design and endpoints of the trial, significantly de-risking the regulatory aspects of the program.

“This in-person Type C meeting with the FDA was an important step as we finalize preparations for our pivotal Phase 3b trial of NurOwn. We are very pleased with the outcome and are now aligned with the FDA on resolving all previously outstanding CMC questions,” said Chaim Lebovits, President & Chief Executive Officer of BrainStorm. "As with any cell therapy products, there are additional complexities in the manufacturing process, and it is important that we have alignment in advance with all the relevant groups within the FDA. We are committed to working closely with the FDA and to helping the ALS community, and are excited to move forward with the Phase 3b trial. Our ultimate goal is to achieve approval for NurOwn in order to address the unmet needs of patients.”

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. is a leading developer of innovative autologous adult stem cell therapeutics for debilitating neurodegenerative diseases. BrainStorm holds the rights to clinical development and commercialization of the NurOwn® technology platform used to produce autologous MSC-NTF cells through an exclusive, worldwide licensing agreement. Autologous MSC-NTF cells have received Orphan Drug designation status from the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA) for the treatment of amyotrophic lateral sclerosis (ALS). BrainStorm has completed a Phase 3 trial in ALS (NCT03280056); this trial investigated the safety and efficacy of repeat-administration of autologous MSC-NTF cells and was supported by a grant from the California Institute for Regenerative Medicine (CIRM CLIN2-0989), and another grant from the ALS Association and I AM ALS. BrainStorm completed under an investigational new drug application a Phase 2 open-label multicenter trial (NCT03799718) of autologous MSC-NTF cells in progressive MS and was supported by a grant from the National MS Society (NMSS).

Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties, including statements regarding meetings with the U.S. Food and Drug Administration (FDA), Special Protocol Assessment (SPA), ADCOM meeting related to NurOwn, the timing of a PDUFA action date for the BLA for NurOwn, the clinical development of NurOwn as a therapy for the treatment of ALS, the future availability of NurOwn to patients, and the future success of BrainStorm. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on BrainStorm's current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. These potential risks and uncertainties include, without limitation, management's ability to successfully achieve its goals, BrainStorm's ability to raise additional capital, BrainStorm's ability to continue as a going concern, prospects for future regulatory approval of NurOwn, whether BrainStorm's future interactions with the FDA will have productive outcomes, and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov. These factors should be considered carefully, and readers should not place undue reliance on BrainStorm's forward-looking statements. The forward-looking statements contained in this press release are based on the beliefs, expectations, and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management's beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

CONTACTS:

Media:

Lisa Guiterman

Phone: +1 202-330-3431

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IR:

Michael Wood

Phone: +1 646-597-6983

mwood@lifesciadvisors.com